Exhibit 1.1

                            MARINER INVESTMENT GROUP
                        14811 St. Mary's Lane, Suite 130
                              Houston, Texas 77079

                                October 31, 2002


Majestic Safe-T-Products, Ltd.
6156 Mission Gorge Road, Suite 1
San Diego, California 92120





Re:      Placement Agreement

Gentlemen:

         Mariner Investment Group ("Mariner") hereby agrees to act as the placement agent in an attempt to raise proceeds through the sale to investors (the "Subscribers") of certain equity securities as more particularly described herein (any such proceeds, the "Capital"). Upon your acceptance hereof, as indicated below, Majestic Safe-T-Products, Ltd. ("Majestic Safe-T-Products, Ltd.") agrees that it shall be bound by this Placement Agreement. Mariner's efforts to raise the Capital are based upon the following terms and conditions:

1. Engagement. For a period of 180 days from the effective date of the Prospectus (as defined below), Mariner is hereby granted a non-exclusive right, as placement agent, to raise the Capital in the manner to be described in the Prospectus. Notwithstanding anything contained herein to the contrary, Mariner shall be entitled to select and employ other broker-dealers to sell all or any portion of the offered shares of the Common Stock of Majestic Safe-T-Products, Ltd., as defined below. Further, Mariner shall be entitled to reallow a portion of its commission to any such participating broker-dealer which raises a portion of the Capital.

         For purposes of this Placement Agreement, the term "Prospectus" shall mean the prospectus included within the Form SB-2 Registration Statement ("Registration Statement") to be filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering of shares of the common stock, par value $0.001 per share (the "Common Stock") of Majestic Safe-T-Products, Ltd., a Maryland corporation. As used in this Placement Agreement, the term "Majestic Safe-T-Products, Ltd." shall mean the Maryland corporation named Majestic Safe-T-Products, Ltd., as of the date of this Placement Agreement and/or the Maryland corporation to have such name following the merger described in the foregoing sentence, as applicable.

2.       The Offering.  The Capital shall be raised by Mariner  pursuant to an
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offering (the  "Offering")  involving the public sale of the Common Stock pursuant to the Prospectus. The Offering shall be conducted in conformity with the Securities Act and the terms and conditions of the Prospectus.

3.       Best Efforts.  Mariner will conduct the Offering on a "best  efforts"
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basis.  Therefore,  Mariner does not guarantee that any or all of the Capital will be raised.

4.       Representations and Warranties of Majestic Safe-T-Products, Ltd.
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     a. At the time the Registration  Statement is declared effective by the SEC
(the "Effective Date"), the Registration Statement and the Prospectus and any supplemental sales material will contain all statements which are required to be stated therein in accordance with the Securities Act, all Rules and Regulations of the SEC (the "Regulations") and all state securities laws, will comply with the provisions of the Securities Act and the Regulations and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Every contract or other document required by the Securities Act or the Regulations to be filed as an exhibit to the Registration Statement has been so filed.

     b. There is not pending, threatened, or to Majestic Safe-T-Products, Ltd.'s knowledge, contemplated, any action, suit or proceeding before or by an court or any Federal, state or local governmental authority or agent to which the Company is or may be a party, or to which its properties or assets is or may be subject, or which is not described in the Prospectus, and which might result in any material adverse change in the condition (financial or otherwise), business or prospects of Majestic Safe-T-Products, Ltd. or might materially and adversely affect any of its properties or assets.

     c. The financial statements of Majestic Safe-T-Products, Ltd. filed as part of the Registration Statement and included in the Prospectus fairly present the financial picture of Majestic Safe-T-Products, Ltd. at the date indicated. Such financial statements comply as to form in all material respects with the requirements of the Securities Act and the Regulations and has been prepared in conformity with generally accepted accounting principles. The accountants who expressed an opinion on the financial statements filed as part of the
Registration Statement with the SEC are, with respect to Majestic Safe-T-Products, Ltd., independent public accountants as required by the Securities Act and the Regulations.

     d. Neither Majestic Safe-T-Products, Ltd., any affiliate of Majestic Safe-T-Products, Ltd., or any officer, director, or beneficial owner of 10% or more of any class of equity securities of Majestic Safe-T-Products, Ltd.:

     (i) has filed a registration statement which is the subject of a currently effective registration stop order entered pursuant to any state's securities laws within five (5) years prior to the date of this Placement Agreement;

     (ii) has been convicted within five (5) years prior to the date of this Placement Agreement of any felony or misdemeanor in connection with the offer, purchase or sale of any security, or any felony involving fraud or deceit, including, but not limited to, forgery, embezzlement, obtaining money under false pretenses, larceny, or conspiracy to defraud;

     (iii) is currently subject to any self-regulatory, federal or state administrative enforcement complaint, investigation, preliminary or permanent restraining order or judgment entered by an self regulatory, federal or state securities administrator within five (5) years prior to the date of this Placement Agreement, or is subject to any self-regulatory, federal, or state's administrative enforcement complaint, investigation, preliminary or permanent restraining order or judgment entered within five (5) years prior to the date of this Placement Agreement in which fraud or deceit, including, but not limited to, making untrue statements of material facts and/or omitting to state material facts, was found;

     (iv) is subject to any state's administrative enforcement order of judgment which revokes, denies or prohibits utilization by Majestic Safe-T-Products, Ltd. of any exemption from registration in connection with the offer, purchase or sale of securities; or

     (v) is currently subject to any order, judgment or decree of any court of competent jurisdiction temporarily or preliminarily restraining or enjoining, or is subject to any order, judgment or decree of any court of competent jurisdiction permanently restraining or enjoining, such party from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with any jurisdiction, entered within five (5) years prior to the date of this Placement Agreement; and

     (vi) There is not nor has there ever been any litigation or governmental proceeding against Majestic Safe-T-Products, Ltd. involving a charge of fraud or deceit, violation of state or federal securities laws, or any similar charge. Further, Majestic Safe-T-Products, Ltd. has not filed any form of bankruptcy proceedings, nor does Majestic Safe-T-Products, Ltd. contemplate filing any form of bankruptcy proceeding or have any knowledge with respect to any contemplated or threatened filing of an involuntary bankruptcy proceeding.

     (vii) The net proceeds derived from the sale contemplated herein will be used in the manner described in the Prospectus subject to the qualifications set forth therein.

     (viii) Except as described in the Prospectus and excluding payments of salaries to employees in the ordinary course of business, no current or former shareholder, director, officer or key employee of Majestic Safe-T-Products, Ltd. or any "Associate" (as defined in Rule 405 promulgated under the Securities Act) of any such person, is presently, directly or indirectly through his affiliation with any other person or entity, a party to any material transaction with Majestic Safe-T-Products, Ltd. providing for the furnishing of services by or to, or rental of real or personal property from or to, or otherwise requiring cash payments to or by any such person. In addition, except as described in the Prospectus, there are no outstanding loans or advances, other than ordinary travel and expense advances, or guarantees of indebtedness by Majestic Safe-T-Products, Ltd. to or for the benefit of any officer, director, shareholder or affiliate (as defined in Rule 405) of Majestic Safe-T-Products, Ltd., or any member of the families of such, and there are not material transactions between or among Majestic Safe-T-Products, Ltd., or any of its officers, directors, shareholders or affiliates of a type or character required to be described in Item 404 of Regulation S-K promulgated under the Securities Act which are not described in the Prospectus.

     (e) Majestic Safe-T-Products, Ltd. is not an investment company as that term is defined in the Investment Company Act of 1940, as amended.

5. Blue Sky Qualification. Majestic Safe-T-Products, Ltd. will use its best efforts to qualify the shares of Common Stock offered pursuant to the Prospectus and the Registration Statement, or to establish an exemption for these shares of Common Stock from qualification, at or prior to the time the Registration Statement becomes effective or as soon thereafter as possible, for offering and sale under the "blue sky" or securities laws of each state in which Majestic Safe-T-Products, Ltd. shall determine the Offering shall take place and will thereafter maintain such qualification in effect until the Termination Date. Majestic Safe-T-Products, Ltd. will cause a "blue sky" survey advising Mariner as to the jurisdictions in which the Common Stock has been qualified for offering and sale to be prepared and delivered to Mariner on or before the Effective Date and an amendment to be prepared and delivered on each date that
(i) the Common Stock is qualified in any additional jurisdiction or (ii) the status of the qualification of the Common Stock in any jurisdiction is altered in any respect. In each jurisdiction where such qualification shall be effected, Majestic Safe-T-Products, Ltd. shall file and make such statements or reports at such time as may be required by the laws of such jurisdiction. Majestic Safe-T-Products, Ltd. will immediately notify Mariner, and confirm such advice in writing, of the issuance by the authorities in any such jurisdiction of any stop order or of the initiation or the threatening of any proceeding for that purpose. If any such authority shall enter a stop order at any time, Majestic Safe-T-Products, Ltd. will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

6. Delivery of Registration Statement, Prospectus and Amendments thereto. Majestic Safe-T-Products, Ltd. will deliver to Mariner, without expense to Mariner, at such locations that Mariner requests, (i) as soon as practicable, three signed copies of the Registration Statement and all amendments thereto, including exhibits and (ii) as soon as any Prospectus is filed with the SEC or is transmitted to the SEC for filing or any supplement to the Prospectus is filed with the SEC or is transmitted for filing, such number of copies of the Prospectus and supplements and amendments thereto as Mariner may reasonably request.

7.       Sales Material.  Majestic  Safe-T-Products,  Ltd. shall deliver to
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Mariner in such reasonable quantities as Mariner requests,all supplemental sales material, designated for broker-dealer use in connection with the offering of the Common Stock prior to the use or delivery to third parties of such material. Prior to the use of delivery to third parties of any supplemental sales material, Majestic Safe-T-Products, Ltd., at its expense, will file such materials (i) in any jurisdiction where so required by law in which an application for qualification is pending and (ii) with the NASD.

 8.       Termination.
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     (a) Notwithstanding anything contained herein to the contrary, in the event that a party hereto (i) violates the terms of this Placement Agreement, including, but not limited to, the representations and warranties contained herein, or the securities laws of the United States or any state wherein the Common Stock is to be offered, or (ii) a party furnishes the other party hereto information which is untrue or misleading or fails to state the facts which make any such information misleading, the other party may terminate this Placement Agreement.

     (b) In addition, Mariner or Majestic Safe-T-Products, Ltd. may terminate this Placement Agreement at any time.

     (c) Furthermore, Mariner or Majestic Safe-T-Products, Ltd. may terminate the Offering in the event that, among other things, (i) certain specified actions, usually associated with extremely adverse economic and market conditions, have been taken by the principal national securities exchanges or by governmental authorities, or (ii) other events have occurred or are pending or threatened which, in the judgment of Mariner or Majestic Safe-T-Products, Ltd., materially impair the investment quality of an investment in Majestic Safe-T-Products, Ltd. Any such termination of the Offering by Mariner or Majestic Safe-T-Products, Ltd. shall also terminate this Placement Agreement.

         In the event of any termination as described in this Paragraph 4, neither party shall have any further liability to the other hereunder, except that Mariner shall be entitled to any unpaid compensation which is then due hereunder, or there is any right to indemnification as provided hereinafter.

         9. Escrow Account. The parties shall, and by their respective execution of this Placement Agreement hereby agree to establish an escrow account (the "Escrow Account") which shall be entitled "Majestic Safe-T-Products, Ltd., Escrow Account" for the benefit of the Subscribers to the Offering or such other name or title as the parties shall mutually agree. Each person desiring to purchase shares of the Common Stock shall be required to provide a Subscription Agreement and make payment for the Common Stock as described in the Prospectus. Majestic Safe-T-Products, Ltd., upon receipt of a copy of the Subscription Agreement and such other documents as it may deem necessary or desirable, shall inform such person within 10 days whether it wishes to accept the proposed purchaser, it being understood that Majestic Safe-T-Products, Ltd. reserves the right to reject any proposed purchaser.

         10. Deposits into the Escrow Account. All collected funds of the Subscribers received by Mariner shall be deposited directly into the Escrow Account. Mariner shall advise Majestic Safe-T-Products, Ltd. in writing at the time of each deposit into the Escrow Account of the name and address of each Subscriber along with the number of shares of the Common Stock subscribed for by each Subscriber, and the cash amount tendered by each Subscriber. All amounts deposited into the Escrow Account shall be held in the Escrow Account pursuant to the terms of the Escrow Agreement filed as an exhibit to the Registration Statement and shall be in compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended.

11.      Tax Matters.  Mariner shall  provide to Majestic  Safe-T-Products,
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Ltd.with respect to each Subscriber a taxpayer  identification number documented by an appropriate Form W-8 or Form W-9 or certificate of foreign taxpayer exemption prior to any deposit for such Subscriber into the Escrow Account.

12 Disbursement from the Escrow Account. During the term of the Offering and until its termination as herein provided, at the expiration of five days after the sale of shares of the Common Stock for a sum totaling $25,000 by Mariner and the deposit of the proceeds from the sale thereof into the Escrow Account, together with information as to the names and addresses of the Subscribers and the amount subscribed for by each such Subscriber, Mariner shall disburse the proceeds of such sales and any interest earned to Majestic Safe-T-Products, Ltd., less the amount of any Sales Commission, as defined below, with respect to proceeds being disbursed. Upon the happening of (a) the complete disbursement from the Escrow Account by Mariner to Majestic Safe-T-Products, Ltd. of the proceeds from the Offering in accordance with the distribution terms hereinabove set forth, or (b) the Offering is terminated, and the repayment to the Subscribers of their subscriptions, Mariner shall be relieved of all liabilities in connection with the Escrow Account and this Placement Agreement shall terminate.

13 Investment of the Escrow Account. Mariner may invest the funds in the money market savings account maintained by the bank where the Escrow Account is located. The interest rate is subject to change without notice. Deposits into the Escrow Account will begin earning interest after the Subscriber's check has cleared in accordance with Mariner's standard policy.

14. Compensation. As compensation for its services provided under this Placement Agreement, Mariner is entitled to receive a sales commission equal to (blank %) of the Capital raised by Mariner and all other broker-dealers selected by Mariner pursuant to the terms of this Placement Agreement, if any (the "Sales Commission").

15. Indemnification. Each of the parties hereto shall indemnify and hold the other party harmless against any losses, claims, damages or liability to which the party requesting indemnification (each an "Indemnified Party") may become subject under the Securities Act or otherwise (including, without limitation, any and all expenses whatsoever reasonably incurred in investigating, preparing, or defending against the same) (all such losses, claims, damages, expenses and other liability are collectively referred to herein as the "Damages") by reason of (a) the breach of any representation, warranty or covenant contained herein by the party from whom indemnification is requested (each an "Indemnifying Party"), or (b) the making of any untrue statement of a material fact (or omission thereof) in the Prospectus resulting from information furnished by the Indemnifying Party. Provided, however, the Indemnified Party shall not be entitled to indemnification for Damages resulting from an untrue statement of a material fact (or omission thereof) in the Prospectus if (y) the Indemnifying Party furnished the Indemnified Party with additional information or an amendment or supplement to the Prospectus which corrected such untrue statement or omission prior to the occurrence of the alleged Damages, and (z) the Indemnified Party failed to send or provide such information or a copy of such corrective amendment or supplement, as applicable, to the person asserting such Damages within the appropriate timeframe required by the Securities Act or any other applicable law.

                  (a) Majestic Safe-T-Products, Ltd. shall indemnify and hold Mariner and each person, if any, who controls Mariner within the meaning of the Securities Act, together with all its officers, directors, employees, or agents harmless from and against any and all Damages which arise out of, or are based upon: (i) Majestic Safe-T-Products, Ltd.'s inclusion of any untrue statement or alleged untrue statement of a material fact in the Prospectus, including any amendments or supplements thereto, or any application or other document filed in any state or other jurisdiction in order to qualify the Offering under the Blue Sky or securities laws of such state or jurisdiction or to secure an exemption therefrom (all such actions, a "Blue Sky Application"), (ii) Majestic Safe-T-Products, Ltd.'s omission or alleged omission of a material fact (A) required to be included in any such document described in clause (i) or (B) necessary to prevent the statements contained in any such document from being misleading in light of the circumstances under which such statements were made;
(iii) the taking of any actions, direct or indirect, in connection with the offering and sale of the Common Stock by Majestic Safe-T-Products, Ltd. or any of its officers or directors (excluding Mariner and its employees and affiliates) in violation of the Securities Act or any other applicable federal or state securities laws or regulations; or (iv) the breach of any representation, warranty or covenant contained in the Placement Agreement.

                  (b) Mariner shall indemnify and hold harmless Majestic Safe-T-Products, Ltd. and each of its affiliates against any Damages which arise out of, or are based upon: (i) the inclusion of any untrue statement or alleged untrue statement of a material fact in the Prospectus, a Blue Sky Application or any other document referred to in clause (i) of Paragraph 15(a) which is made by, or resulted from information provided by, Mariner; (ii) Mariner's misuse or unauthorized use in any jurisdiction of any supplemental sales literature (whether designed solely for broker-dealer use or otherwise); or (iii) Mariner's delivery, distribution or furnishing, either orally or in writing, of any information related to Majestic Safe-T-Products, Ltd. or the Offering which is not contained in, or is materially inconsistent with, the information contained in the Prospectus or any supplemental sales literature.

                  (c) Upon receipt of notice of the commencement of any action for which indemnification may be sought under this Paragraph 15, the Indemnified Party shall promptly notify the Indemnifying Party of the commencement of such action and the Indemnified Party's desire to seek indemnification hereunder; provided, however, failure to so notify the Indemnifying Party shall not relieve it from any liability which it may have to the Indemnified Party otherwise than under this Placement Agreement. The Indemnifying Party shall be entitled to participate in, and to the extent desired, to jointly participate with any other Indemnifying Party, in the defense of such action with the Indemnified Party. The Indemnifying Party shall pay all legal fees and expenses of the Indemnified Party in the defense of such claims and actions. Notwithstanding anything contained herein to the contrary, an Indemnified Party may, without the prior consent of the Indemnifying Party, fully settle or compromise any action brought against an Indemnified Party which is covered by this Paragraph 15.

     (d) The provisions of this Paragraph 15 shall remain in full force and effect after the termination of this Placement Agreement.

         16.      Effective  Date.  This Placement  Agreement  shall become
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effective on the date it is executed by a duly  authorized representative of
Majestic Safe-T-Products, Ltd.

         17. Further Acts. The parties understand that this Placement Agreement is not complete in every detail with respect to the Offering, and that it may become necessary to amend this Placement Agreement from time to time in order to carry out the intent hereof. However, each party will proceed in good faith to carry out the intent and terms of this Placement Agreement. Further, in a timely and complete manner, the parties shall provide each other with all information needed to complete the preparation of the Prospectus and all other documents related thereto, and to supplement such information during the course of the Offering or thereafter as required by applicable law. In that regard, Majestic Safe-T-Products, Ltd. undertakes and agrees to provide Mariner with such information and data as may be reasonably required for Mariner to comply with its statutory and regulatory obligations in connection with the Offering, the application of proceeds and the operations of Majestic Safe-T-Products, Ltd.

         18.      Assignment.  Except for Mariner's right to select and employ
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additional  broker-dealers  to sell all or any portion of the Common Stock to be sold in the Offering, this Placement Agreement and the rights and obligations of the parties hereunder may not be assigned.

         19. Mediation and Arbitration. All disputes arising or related to this Placement Agreement must exclusively be resolved first by mediation with a mediator selected by the parties, with such mediation to be held in Houston, Texas. If such mediation fails, then any such dispute shall be resolved by binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association in effect at the time the arbitration proceeding commences, except that (a) Texas law and the Federal Arbitration Act must govern construction and effect, (b) the locale of any arbitration must be in Houston, Texas, and (c) with the award, the arbitrator must provide written findings of fact and conclusions of law. Either party to this Placement Agreement may seek from a court of competent jurisdiction any provisional remedy that may be necessary to protect its rights or assets pending the selection of the arbitrator or the arbitrator's determination of the merits of the controversy. The exercise of such arbitration rights by a party will not preclude the exercise of any self-help remedies (including without limitation, setoff rights) or the exercise of any non-judicial foreclosure rights. An arbitration award may be entered in any court having jurisdiction.

         20. Attorneys' fees. In the event that it should become necessary for any party entitled hereunder to bring suit against the other party to the Placement Agreement for enforcement of the covenants contained herein, the parties hereby covenant and agree that the party who is found to be in violation of this Placement Agreement shall also be liable to the other party for all reasonable attorneys' fees and costs of court incurred by such other party.

         21.      Benefit.  The terms and provisions of this Placement
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Agreement shall be binding upon,  inure to the benefit of and be enforceable by, the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

         22.      Notices.  All  notices,  requests,  demands and other
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communications hereunder shall be in writing and delivered personally or sent by registered or certified United States mail, return receipt requested with postage prepaid, or by telecopy or electronic mail (e-mail), if to Mariner, addressed  to Mr.  Joe F.  Moore,  Jr.,  at 14811 St.  Mary's  Lane,  Suite 130,
Houston,    Texas    77079,    telecopier    (281)    596-9444,    and    e-mail
joemoore@marinerinvestment.net;   and  if  to  Majestic  Safe-T-Products,  Ltd.,
addressed to Majestic Safe-T-Products, Ltd., Mr. Francis A. Zubrowski at 6156 Mission Gorge Road, Suite 1, San Diego, California 92120, telecopier (619) 281-0979, and e-mail Majestic Safe-T-Products, Ltd. at _____________________.
Either party may change its address for purposes of receiving notices pursuant to this Placement Agreement upon 10 days written notice.

         23. Construction. Words of any gender used in this Placement Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise. In addition, the pronouns used in this Placement Agreement shall be understood and construed to apply whether the party referred to is an individual, partnership, joint venture, corporation or an individual or individuals doing business under a firm or trade name, and the masculine, feminine and neuter pronouns shall each include the other and may be used interchangeably with the same meaning.

         24. Waiver. No course of dealing on the part of any party hereto or its agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Placement Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

         25.      Cumulative  Rights.  The rights and remedies  contained  in
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this  Placement  Agreement  shall be  cumulative  and the  exercise  or  partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

         26. Invalidity. In the event any one or more of the provisions contained in this Placement Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Placement Agreement or any such other instrument.

         27.      Headings.  The headings  used in this  Placement  Agreement
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are for convenience and reference only and in no way define,  limit,  amplify or describe the scope or intent of this Placement Agreement, and do not effect or constitute a part of this Placement Agreement.

28. Excusable Delay. The parties shall not be obligated to perform and shall not be deemed to be in default hereunder, if the performance of a non-monetary obligation required hereunder is prevented by the occurrence of any of the following, other than as the result of the financial inability of the party obligated to perform: acts of God, strikes, lock-outs, other industrial disturbances, acts of a public enemy, war or war-like action (whether actual, impending or expected and whether de jure or de facto), acts of terrorists, arrest or other restraint of governmental (civil or military), blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, storms, floods, washouts, sink holes, civil disturbances, explosions, breakage or accident to equipment or machinery, confiscation or seizure by any government of public authority, nuclear reaction or radiation, radioactive contamination or other causes, whether of the kind herein enumerated or otherwise, that are not reasonably within the control of the party claiming the right to delay performance on account of such occurrence.

29. No Third-Party Beneficiary. Any agreement to pay an amount and any assumption of liability contained in this Placement Agreement, express or implied, shall be only for the benefit of the undersigned parties and their respective successors and assigns (as herein expressly permitted), and such agreements and assumptions shall not inure to the benefit of the obligees or any other party, whomsoever, it being the intention of the parties hereto that no one shall be or be deemed to be a third-party beneficiary of this Placement Agreement.

30.      Multiple  counterparts.  This Placement  Agreement may be executed in
         ----------------------
one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

31. Governing law; Jurisdiction. This Placement Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to any conflicts of laws provisions thereof. Each party hereby irrevocably submits to the personal jurisdiction of the United States District Court for Harris County, Texas, as well as of the District Courts of the State of Texas in Harris County, Texas over any suit, action or proceeding arising out of or relating to this Placement Agreement. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such mediation, arbitration, suit, action or proceeding brought in any such county and any claim that any such mediation, arbitration, suit, action or proceeding brought in such county has been brought in an inconvenient forum.

32.      Entire  Agreement.  This  instrument  contains the entire
         -----------------
understanding of the parties with respect to the subject matter hereof, and may not be changed orally, but only by an instrument in writing signed by each of the parties hereto.

33. Representations, Warranties and Agreements to Survive. All indemnity agreements set forth in this Placement Agreement, as well as all representations, warranties, covenants and other agreements set forth in this Placement Agreement shall remain operative and in full force and effect at the termination of this Placement Agreement, and any successor of the parties shall be entitled to the benefit of the respective representations, warranties and agreements made herein.

34. Expenses of the Offering and Placement. Majestic Safe-T-Products, Ltd. will pay all costs and expenses incident to the performance of its obligations under this Placement Agreement, including all costs and expenses incident to (i) the preparation, printing, filing and delivery of the Registration Statement and the Prospectus, including the cost of all copies thereof and of any preliminary prospectus and of the Prospectus and any amendment thereof or supplement thereto, including such quantities of each such document as Mariner reasonably requests, (ii) the Escrow Agreement and all amendments thereto, other solicitation material and related documents and the filing or recording of such documents necessary to comply with the laws of the jurisdictions in which Majestic Safe-T-Products, Ltd. and Mariner determine to effect the placement of the Common Stock, as well as any federal, NASD or exchange filings; (iii) the delivery of the shares representing the Common Stock, including payment of any applicable transfer tax; (iv) any escrow arrangement in connection with the Offering and sale of the Common Stock, including any compensation and reimbursement to the Escrow Agent; (v) the qualification of the Common Stock to be offered under, and continued compliance with "blue sky" or securities laws of the jurisdictions contemplated by Majestic Safe-T-Products, Ltd. and Mariner herein to effect the sale of the Common Stock including filing fees and the fees and disbursements of counsel incurred in connection therewith and the cost of printing of the "blue sky" survey and supplements thereto; (vi) the filing fees payable to the SEC and to the NASD; (vii) printing and distribution expenses; and (viii) the fees of counsel and accountants for Majestic Safe-T-Products, Ltd.; (ix) fees and travel incident to the due diligence on the Company and it's control persons .

         If the foregoing meets your approval and you agree to such terms and conditions, please sign and date this letter in the space provided below. Please return the originally executed letter to me as soon as possible and retain a copy thereof for your files.

                                                    Very truly yours,



                                                    MARINER INVESTMENT GROUP







                                                    By   /s/
                                                    ----------------------------
                                                    Joe F. Moore, Jr., President

This Placement Agreement is accepted and

Agreed to this 31st day of October, 2002



Majestic Safe-T-Products, Ltd.



By   /s/
  ------------------------------------------
     Francis A. Zubrowski